EXHIBIT 15.1





                Letter Re: Unaudited Interim Financial Information


  June 19, 1996



  Board of Directors and Shareholders'

  CUC International Inc.

  We are aware of the incorporation by reference in the Proxy Statement of Davidson & Associates, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of CUC International Inc. for the registration of 30,039,606 shares of its common stock of our report dated May 22, 1996 relating to the unaudited condensed consolidated interim financial statements of CUC International Inc. that are included in its Forms 10-Q for the quarter ended April 30, 1996.


  Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                    /s/Ernst & Young LLP

                                                    ERNST & YOUNG LLP

  Stamford, Connecticut